Exhibit 99.1

Double Eagle Petroleum Company

P. O. Box 766 · Casper, WY 82602 · 1-307-237-9330 · Fax: 1-307-266-1823
From the desk of Steve Hollis, President
FOR RELEASE AT 6:00 AM, EST
Date: March 7, 2007
Double Eagle Petroleum Announces Conference Call
CASPER, Wyo., March 14th /PRNewswire-FirstCall/ — Double Eagle Petroleum Co. (Nasdaq: DBLE) today announced that it will have a telephone conference call to discuss year end financial and operating results. The call will be held at 10:00 a.m. Mountain Time, on Wednesday, March 14, 2007.
     The conference call information is as follows:

Dial-In-Number:	1-800-434-1335
Please Request:	Double Eagle — End of Year Earnings
Participant Code:	542869#
About Double Eagle
Founded in 1972, Double Eagle Petroleum Co. explores for, develops, and sells crude oil and natural gas. The Company’s current areas of exploration and development focus on Southwestern Wyoming, the Powder River Basin and the Wind River Basin in Wyoming.
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This release may contain forward-looking statements regarding Double Eagle Petroleum Co.’s future and expected performance based on assumptions that the Company believes are reasonable. No assurances can be given that these statements will prove to be accurate. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, decreases in prices for natural gas and crude oil, unexpected decreases in gas and oil production, the timeliness, costs and success of development activities, unanticipated delays and costs resulting from regulatory compliance, and other risk factors described from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.